PROPERTY OPTION AGREEMENT

BETWEEN

BARRY J. PRICE

AND

ORC EXPLORATION LLC.

ELIZABETH MINERAL CLAIMS

B.C. Mineral Tenure Act Claim # 1028302

THE PROVINCE OF BRITISH COLUMBIA

CANADA

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES OF PRICE	4

REPRESENTATIONS AND WARRANTIES OF ORC	5

GRANT AND EXERCISE OF OPTION	5

RIGHT OF ENTRY	6

OBLIGATIONS OF ORC DURING PROPERTY OPTION PERIOD	6

TERMINATION OF OPTION	6

FORCE MAJEURE	7

CONFIDENTIAL INFORMATION	7

DEFAULT AND TERMINATION	7

NOTICES	8

GENERAL	8

OPTION AGREEMENT

THIS AGREEMENT made effective as of the 20th day of May, 20, 2014.

BETWEEN:

BARRY J. PRICE, an individual having a residence at 8220 East 14th Street, North

    Vancouver, B.C., Canada

 (hereafter “Price”)

AND

ORC EXPLORATION LLC.., a limited liability corporation, organized under the laws of the State of Nevada and having offices located at 50 West Liberty Street, Suite 880, Reno, Nevada.

(hereafter “ORC”)

WHEREAS:

A.

Price is the holder of or is entitled to become the holder of all Property Rights related to the Property; and

B.

Price has agreed to grant an Option to ORC to acquire an interest in and to the Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10.00 now paid by ORC to Price (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a)

“Agreement” means this agreement and any amendments thereto from time to time;

b)

 “Commencement Date” means the date of this Agreement;

c)

“ORC” means ORC Exploration LLC.

d)

 “Option” means the irrevocable option for ORC to earn in and acquire a net undivided interest in and to the Property as provided in this Agreement;

e)

“Option Period” means the period commencing on the Commencement Date to, and including, April 30th, 2017.

f)

“Price” means Barry J. Price, an individual.

g)

“Property” means the Elizabeth mineral claims #1028302 located in the Province of British Columbia, Canada.

REPRESENTATIONS AND WARRANTIES OF PRICE

2.1

Price hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2

Price represents and warrants to ORC that:

a)

Price is lawfully authorized to hold his interest in the Property and will remain so entitled until 100% of the interests of Price in the Property have been duly transferred to ORC as contemplated by the terms hereof;

b)

as at the date hereof and at the time of transfer to ORC of an interest in the mineral claims and/or exploration licenses comprising the Property Price is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;

c)

Price has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the Property as herein contemplated;

d)

there is no adverse claim or challenge against or to Price’s interest in the Property, nor to the knowledge of Price is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;

e)

no person has any royalty, net profit interests or other interest whatsoever in the Property;

f)

Price is duly authorized to execute  this Agreement and for the performance of this Agreement by him, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Price is a party or by which he is bound or to which he or the Property may be subject;

g)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Price in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

h)

there are no claims, proceedings, actions or lawsuits in existence and to the best of Price’s information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Price in the Property;

i)

to the best of his information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Price;

j)

to the best of his information and belief Price is in good standing under all agreements and instruments affecting the Property to which he is a party or is bound.

2.3 The representations and warranties contained in this section are provided for the exclusive benefit of ORC, and a breach of any one or more thereof may be waived by ORC in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to ORC the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

REPRESENTATIONS AND WARRANTIES OF ORC

3.1 ORC represents and warrants to Price that:

a)

it has been duly incorporated and validly exists as a Limited Liability Company in good standing under the laws of its jurisdiction of its formation;

b)

it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

c)

it has duly obtained all authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,

d)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of ORC or the placing of ORC in bankruptcy or subject to any other laws governing the affairs of insolvent Limited Liability Corporations.

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of Price and a breach of any one or more thereof may be waived by Price in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Price the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

GRANT AND EXERCISE OF OPTION

4.1 Price hereby irrevocably grants to ORC the sole and exclusive right and Option to acquire a one hundred percent (100%) right, title, estate and interest of Price’s one hundred (100%) percent net undivided interest) in and to the Property Rights and Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature.

.

4.2 The Option may be exercised at any time (subject to the terms as stated herein) by ORC:

a)

paying Price one thousand one hundred and fifty dollars US ($1,150) upon the execution of this agreement, and;

b)

paying Price ten thousand dollars US ($10,000) on or before April 30, 2017

c)

For income tax purposes, all Exploration Expenditures incurred by the operator pursuant to such programs shall be incurred for the benefit of ORC; and

d)

Until such time as the Option is exercised in accordance with the terms hereof, ORC shall have no interest of whatsoever nature in the Property Rights or the Property.

4.3 Within 30 days after the Completion Date, Price shall deliver to ORC such number of duly executed transfers which in the aggregate convey Price's interest to be acquired hereunder in the Property in favor of ORC. In the event that Price shall deliver notice to ORC that it has exercised the Option pursuant to the terms hereof, ORC shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of ORC.

RIGHT OF ENTRY

5.1 During the term of this Agreement, the directors and officers of ORC and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

a) enter thereon at their sole risk and expense;

b) do such prospecting, exploration, development and other mining work thereon and thereunder as ORC,  in its sole discretion may determine advisable;

c) bring upon and erect upon the Property such buildings, plant, machinery and equipment as ORC may deem advisable and for a period of six months following the termination of this Agreement, to remove such buildings, plant, machinery and equipment; and

d) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF ORC DURING OPTION PERIOD

6.1 During the term of this Agreement, ORC shall:

a) permit the directors, officers, employees and designated consultants of Price, at their own risk and expense, access to the Property at all reasonable times, and Price agrees to indemnify ORC against and to save it harmless from all costs, claims, liabilities and expenses that Price may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of Price while on the Property;

b) permit Price, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

d) indemnify and save Price harmless in respect of any and all costs, claims, liabilities and expenses arising out of ORC’s activities on the Property.

e) maintain in good standing those mineral claims and/or exploration licenses comprised in the Property by the making of payment to the Province of British Columbia pursuant to the B.C. Mineral Tenure Act Regulations and to agencies of the Province of British Columbia as the case may be, and to perform of all other actions which may be necessary in that regard in order to keep such mineral claims free and clear of all liens and other charges arising from ORC’s activities thereon.

TERMINATION OF OPTION

8.1 Provided that ORC is not in default pursuant to the provisions hereof, ORC shall have the right at any time during the term of this Agreement to terminate the Option by providing not less than forty five (45) days written notice to Price.

8.2 Notwithstanding the termination of the Option, ORC shall have the right, within a period of one hundred and eighty (180) days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of ORC, and any such property not removed within such 180 day period shall thereafter become the property of Price.

FORCE MAJEURE

9.1 If ORC is at any time either during the term of this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labor shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of ORC, the time limits for the performance by ORC of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge ORC from its obligations hereunder to maintain the Property in good standing.

9.2 ORC shall give prompt notice to Price of each event of force majeure under Section 9.1 and upon cessation of such event shall furnish to Price with notice to that effect together with particulars of the number of days by which the obligations of Price hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

10.1 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to the other party or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:

a) prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or

b) in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.

DEFAULT AND TERMINATION

11.1 If at any time during the term of this Agreement ORC fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, Price  may terminate this Agreement but only if:

a) it shall have first given to the defaulting ORC a notice of default containing particulars of the obligation which the defaulting ORC has not performed, or the warranty breached; and

b) the defaulting ORC has not, within forty-five (45) days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the defaulting ORC hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay, provided however, that this paragraph shall not be extended to a default by ORC to exercise an Option pursuant to Article 4 thereof.

11.2 Notwithstanding Section 11.1 hereof, if at any time ORC fails to perform a condition precedent to the exercise of the Option, Price shall be entitled to forthwith terminate this Agreement.

NOTICES

12.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in the United States of America addressed to the party entitled to receive the same, or delivered, or telecopied to such party at the address for such party specified on the face page hereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

12.2 Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

13.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

13.2 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.

13.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

13.4 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

13.5 This Agreement shall,

(i) be governed by and construed in accordance with the laws of the State of Nevada and the parties hereby irrevocably attorn to the jurisdiction of the said state and

(ii) be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals will be sought in a timely and diligent manner.

13.6 Time shall be of the essence in this Agreement.

13.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

13.8 The rights and obligations of each party shall be in every case several and not joint or joint and several.

13.9 This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Barry J. Price

Barry J. Price

ORC EXPLORATION LLC.

Per /s/ Jose Othoniel Gonzalez Montes

     Jose Othoniel Gonzalez Montes, Manager